                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          QUORUM HEALTH GROUP, INC.
-------------------------------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


            Delaware                                       62-1406040
--------------------------------                      ----------------------
  (State or other jurisdiction                           (I.R.S Employer
of incorporation or organization                      Identification Number)


               103 Continental Place, Brentwood, Tennessee 37027
               ------------------------------------------------
                    (Name and address of agent for service)
                                  (Zip Code)



                          Restated Stock Option Plan
                          --------------------------
                           (Full Name of the Plan)


      Christy F. Batts, 103 Continental Place, Brentwood, Tennessee 37027
      ------------------------------------------------------------------
                   (Name and address of agent for service)


                                (615) 371-7979
-------------------------------------------------------------------------
(Registrant's telephone number, including area code for agent of service)

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                               Proposed               Proposed Maximum        Amount of
Title of Securities               Amount to be              Maximum Offering           Aggregate Offering    Registration
to be Registered                   Registered              Price Per Share (1)                Price              Fee
-------------------               ------------             -------------------        -------------------    -------------
Common Stock,                     1,566,000 shares         $31.8125                   $49,818,375            $15,096
$.01 par value


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Pursuant to Rule 457(h), the offering price is based on the average of the high and low prices reported on the Nasdaq Stock Market on March 25, 1997.

                       EXHIBIT INDEX BEGINS ON PAGE E-1

        The purpose of this Registration Statement is to register 1,566,000 additional shares of Quorum Health Group, Inc. (the "Company") Common
Stock authorized for issuance by two amendments to the Restated Stock Option Plan as approved by the Company's Board of Directors on March 12, 1996 and February 12, 1997, respectively. The Registrant's registration statement on Form S-8 relating to 2,666,667 shares of Common Stock (file number 33-38817) as filed with the Securities and Exchange Commission (the "SEC") on January 31, 1991; the Registrant's registration statement on Form S-8 relating to 666,667 additional shares of Common Stock (file number 33-54868) as filed with the SEC on November 21, 1992; the Registrant's registration statement on Form S-8 relating to 1,333,333 additional shares of Common Stock (file number 33-73288) as filed with the SEC on December 22, 1993, and the Registrant's registration statement on Form S-8 relating to 1,000,000 shares of Common Stock (file number 33-89274) as filed with the SEC on February 8, 1995, are hereby incorporated by reference in their entirety and are modified only in respect to the number of shares of Common Stock reserved for issuance under the Plan, which is now 7,232,667.

                                  SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and the Registrant and the Restated Stock Option Plan (the "Plan") have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 28, 1997.

QUORUM HEALTH GROUP, INC.                       RESTATED STOCK OPTION PLAN

By:/s/ James E. Dalton, Jr.                     By: /s/ James E. Dalton, Jr.
   ------------------------                         ------------------------
   James E. Dalton, Jr.                             James E. Dalton, Jr.
   Chief Executive Officer                          Authorized Signatory

        Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities as of March 28, 1997.


/s/ James E. Dalton, Jr.                        /s/ Steve B. Hewett
--------------------------                      ----------------------------
James E. Dalton, Jr.                            Steve B. Hewett
President, Chief Executive                      Vice President and Treasurer
  Officer and Director                          (Chief Financial Officer)

/s/ Terry E. Allison                            /s/ Russell L. Carson
--------------------------                      ----------------------------
Terry E. Allison                                Russell L. Carson
Vice President, Assistant                       Chairman of the Board
Treasurer and Controller
(Chief Accounting Officer)

/s/ S. Douglas Smith                            /s/ Sam A. Brooks, Jr.
--------------------------                      ----------------------------
S. Douglas Smith                                Sam A. Brooks, Jr.
Director                                        Director

/s/ Kenneth J. Melkus                           /s/ Jack O. Bovender, Jr.
--------------------------                      ----------------------------
Kenneth J. Melkus                               Jack O. Bovender, Jr.
Director                                        Director

/s/ Joseph C. Hutts                             /s/ Rocco A. Ortenzio
--------------------------                      ----------------------------
Joseph C. Hutts                                 Rocco A. Ortenzio
Director                                        Director

/s/ C. Edward Floyd, M.D.                       /s/ Thomas S. Murphy, Jr.
-------------------------                       ----------------------------
C. Edward Floyd, M.D.                           Thomas S. Murphy, Jr.
Director                                        Director

                                EXHIBIT INDEX




Exhibit Number                          Document
--------------                          --------

     5                                  Opinion of Harwell Howard Hyne Gabbert
                                        & Manner, P.C. regarding legality of
                                        securities being issued.

    23                                  Consent of Ernst & Young LLP















                                     E - 1